Exhibit 10.4

NATIONS FUND I, LLC

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of May, 2015, by and between NATIONS FUND I, LLC (together with other parties who become a Lender from time to time, collectively, the “Lender”), NATIONS EQUIPMENT FINANCE, LLC, as administrative agent and collateral agent for Lenders (“Agent”), Road and Highway Builders, LLC, a Nevada limited liability company (“RHB”), Myers & Sons Construction, L.P., a California limited partnership (“MSC,” and together with RHB, each a “JV” and collectively, the “JV” ).

Sterling Construction Company, Inc. (“SCC”), and various Affiliates other than RHB and MSC (collectively, the “Borrower”) are desirous of obtaining loans from Lender and Lender is willing to make the loans to Borrower upon the terms and conditions set forth in that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them  in the Loan Agreement, and, for  purposes  of this  Agreement, the rules  of construction set forth in Schedule A of the Loan Agreement shall govern.

Each JV is an Affiliate of SCC (though not a Borrower) and will benefit from the Loans provided by the Lenders, and in order to induce the Lenders to make such Loans, desires to grant Agent, for the benefit of the Lenders, a security interest in the Collateral (as defined herein) to secure the repayment of the Obligations.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. SECURITY.

(a) As security for the payment as and when due of the indebtedness of Borrower to Agent and Lenders hereunder and under the Promissory Notes (and any renewals, extensions, modifications, amendments, and amendments and restatements thereof) and under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended, modified, amended or amended and restated), and the performance as and when due of all other Obligations of Borrower to Agent and Lenders, both now in existence and hereafter created (as the same may be renewed, extended, modified, amended or amended and restated), JV hereby grants to Agent, for the benefit of Lenders, a security interest in solely the items of equipment and other property described on the collateral schedule(s) in form and substance satisfactory to Agent and Lenders (hereinafter collectively referred to as the “Collateral Schedule”) now or hereafter executed in connection with this Agreement, and all replacements, substitutions and exchanges therefor and thereof and accessions thereto (the “Equipment”) and any and all insurance and/or other proceeds thereof (collectively, the “Collateral”). JV agrees that, with respect to the Collateral, Agent shall have all of the rights and remedies of a secured party under the UCC.  JV hereby authorizes Agent to file UCC financing statements (“UCC Statements”) describing the Collateral. Without Agent’s prior written consent, JV agrees not to file any corrective or termination statements or partial releases with respect to any UCC Statements filed by Agent pursuant to this Agreement.  For the avoidance of doubt, the parties acknowledge  and agree that for purposes of this Agreement, the capitalized term Collateral shall have only the meaning provided herein and not as provided in the Loan Agreement.

(b) From time to time, JV may substitute Collateral if the following conditions are met, in Agent’s sole discretion:

(i) Agent shall have received an appraisal acceptable to Agent in its sole discretion with respect to the substitute Equipment;

(ii) The substitute Equipment shall not cause the outstanding principal balance of the Loans to exceed the Maximum Amount (calculated by taking into account the appraised value of the substitute Equipment for purposes of the NOLV of the Equipment);

(iii) JV has delivered to Agent invoices, other purchase order documentation or other proof of ownership related to the substitute Equipment;

(iv) JV has delivered to Agent proof of ownership of the substitute Equipment in form and substance acceptable to Agent in its sole discretion;

(v) JV has delivered a new Collateral Schedule to be incorporated into this Agreement and hereby authorizes Agent to amend the UCC Statements to reflect the substitute Equipment; and

(vi) No Default shall have occurred and be continuing at the time JV requests for the substitution of Collateral.

2.  REPRESENTATIONS AND WARRANTIES.  JV hereby represents and warrants that:

(a) Business Existence.  JV is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction specified below the signature of JV; and is duly qualified and authorized to transact business and is in good standing wherever necessary to perform its obligations under this Agreement, including each jurisdiction in which the Collateral is to be located.

(b) Requisite Power and Authority.  JV has the requisite power and authority to own its properties and to enter into and perform its obligations hereunder, including the pledge of the Collateral hereunder, and the execution, delivery and performance of this Agreement, (1) have been duly authorized by all necessary action consistent with JV’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee or holders of any indebtedness or obligations of JV except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on JV, or the organizational documents of JV, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien or encumbrance upon the property of JV under any agreement to which JV is a party or by which it or its property is bound.

(c) No Consents or Approvals.  Neither the execution and delivery by JV of this Agreement, nor the consummation of any of the transactions by JV contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

(d) Enforceability.  This Agreement constitutes the legal, valid and binding obligation of JV enforceable against JV in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

(e) Litigation. There are no pending or, to the knowledge of JV, threatened actions or proceedings to which JV is a party, and there are no other pending or threatened actions or proceedings of which JV has knowledge, before any court, arbitrator or administrative agency, which, either individually or in  the aggregate, would have a Material Adverse Effect.  Further, to the knowledge of JV, JV is not in default  under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have a Material Adverse Effect.

(f) Not Real Property Fixtures.  Under the laws of the state(s) in which the Collateral is to be located, the Collateral consists solely of personal property and not fixtures.

(g) Validity and Priority of Security Interest.  JV will have good and marketable title to the Collateral, free and clear of all Liens and encumbrances (excepting only the Lien of Agent, for the benefit of Lenders, and Permitted Liens (as defined below)).  Upon the last to occur of: (1) delivery of an item of Collateral, (2) payment to the vendor of the acquisition cost of such item of the Collateral, (3) filing in the appropriate public office of a UCC financing statement naming JV as debtor, and Agent as secured party, and describing such item of the Collateral, and (4) filing in the appropriate public office of the Title Lien Notation Documents with respect to such Collateral that is subject to a certificate of title, and, if available, physical possession by Agent of such Title Lien Notation Documents, Agent will have a valid, perfected, first priority security interest in such item of the Collateral.

(h) Tax Returns and Payments.  JV has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of JV, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by JV and adequate reserves therefor  have been established as required under GAAP. To the extent JV believes it advisable to do so, JV has set up reserves which are believed by JV to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

(i) No Violation of Law.  JV is not in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a Material Adverse Effect, and JV has obtained any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business as presently conducted.

(j) Business Information. The legal name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number of JV, specified on the signature page hereof, are true and correct. Within the previous six (6) years, JV has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Agent in writing.

(k) Full Disclosure.  No information contained in this Agreement, or any written statement furnished by or on behalf of JV under this Agreement, or to induce Agent and Lenders to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(l) No Conflicting Agreements.  There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of JV and no provision of any existing agreement, mortgage, indenture or contract  binding on JV or affecting any property of JV which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.

(m) Environmental. The conduct of JV’s business operations as presently conducted and the current condition of JV’s property does not violate any applicable federal laws, rules or ordinances for environmental protection, or regulations of any Governmental Authority, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Substances if, as a result thereof, a Material Adverse Effect could reasonably be expected to result therefrom.

(n) Continuation of Representations and Warranties.  All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such future Loan, such representations and warranties shall continue to be true and correct as of such specified earlier date.

3.  NON-FINANCIAL COVENANTS OF JV.  JV covenants and agrees as follows:

(a) Use of Collateral.  JV shall use the Collateral solely in the Continental United States and Hawaii, in the conduct of its business and in a careful and proper manner; shall not permanently discontinue use of the Collateral, except with respect to obsolete Collateral or Collateral no longer useful or or necessary to conduct its business; and JV shall furnish Agent and Lenders within ten (10) days after the end of each quarter of JV’s fiscal year, an updated Collateral Schedule, including, without limitation, the current location of all Equipment.

(b) No Sale or Further Encumbrance.  JV shall not dispose of or further encumber its interest in the Collateral without the prior written consent of Agent and Required Lenders; provided, however, that Equipment may be sold or disposed if substitute Equipment is pledged in accordance with Section 1(b). Upon satisfaction of the requirements related to the substitute Equipment in Section 1(b), Agent agrees to release its Lien on any Equipment that JV is selling, transferring, or otherwise disposing of in accordance with this Section 3(b).  JV shall maintain the Collateral free from all claims, Liens and legal processes of creditors of JV other than Liens (1) for fees, taxes, or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (2) Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by JV in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); and (3) Liens arising out of any judgments or awards against JV which have been adequately bonded to protect Agent’s and Lenders’ interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review (“Permitted Liens”). JV shall notify Agent and Lenders immediately upon receipt of notice of any Lien, attachment or judicial proceeding affecting the Collateral in whole or in part.

(c) Fees and Taxes.  JV, at its own expense, will pay or cause to be paid all taxes, assessments and fees relating to the ownership and use of the Collateral and will keep and maintain, or cause to be kept and maintained, the Collateral in accordance with the manufacturer’s recommended specifications in all material respects, and in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted, and will provide all maintenance and service and make all repairs necessary for such purpose.  In addition, if any parts or accessories forming part of the Collateral shall from  time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, JV, at its own expense, will within a reasonable time replace such parts or accessories or cause the same to be replaced, with replacement parts or accessories which are free and clear of all Liens,  encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced.  All accessories, parts and replacements for or which are added to or become attached to the Collateral shall immediately be deemed incorporated in the Collateral and subject to the security interest granted by JV herein.

(d) Personal Property. The parties intend that the Collateral shall remain personal property, notwithstanding the manner in which it may be affixed to any real property, and JV shall obtain and deliver to Agent (to be recorded at JV’s expense) from each Person having an interest in or Lien other than a Permitted Lien on the property (the “Premises”) where the Collateral is to be located, waivers of any Lien, encumbrance or interest which such Person might have or hereafter obtain or claim with respect to the Collateral.

(e) Insurance.  At its own expense, JV shall keep the Collateral or cause it to be kept insured for comprehensive and collision coverage and against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof.  All insurance for loss or damage shall provide that losses, if any, shall be payable to Agent, for the benefit of Lenders, under a lender’s loss payee endorsement. The proceeds of such insurance payable as a result of  loss of or damage to the Collateral shall be applied toward the replacement, restoration or repair of the Collateral which may be lost, stolen, destroyed or damaged provided a Default has not occurred and is continuing, or, at the option of the Required Lenders if a Default has occurred and is continuing, toward payment of the balance outstanding on the Promissory Notes or the Obligations in accordance with the Intercreditor Agreement.  In addition, JV shall also carry public liability insurance, both personal injury and property damage. All insurance required hereunder shall be in form and amount and with companies satisfactory to Agent and Lenders.  JV shall pay or cause to be paid the premiums therefor and deliver to Agent and Lenders evidence satisfactory to Agent and Lenders of such insurance coverage.  JV shall cause to be provided to Agent, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Agent of renewal or replacement coverage.  Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Agent, that (1) it will give Agent thirty (30) days’ prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named loss payee other than JV shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of JV with respect to such policy or policies.

(f) Further Assurances.  JV shall promptly and duly execute and deliver to Agent and Lenders such further documents, instruments and assurances and take such further action as Agent or Lenders may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Agent and Lenders hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp  tax), to perfect and maintain perfected the security interest granted under this Agreement.

(g) Notices to Agent.  JV shall provide written notice to Agent and Lenders:  (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of JV or of JV’s organizational structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); (2) promptly upon the occurrence of any event which constitutes a Default hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder, (3) promptly of any litigation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (4) promptly of any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000.00, and (5) promptly of any other event which has or could have a Material Adverse Effect.

(h) Notice of Bankruptcy.  JV shall provide written notice to Agent and Lenders of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving JV as a debtor.

(i) Bank Secrecy Act, etc.  (1) JV has been advised by Agent that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Agent, and that to  help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when JV executes this Agreement, Agent may ask for JV’s name and address, the date of birth of the officers executing this Agreement, and other information that will allow Agent to identify JV; and that Agent may also ask to see the driver’s license or other identifying documents of the officers of JV executing this Agreement. (2)  JV is and will remain in full compliance with all Applicable Laws including, without limitation, (i) ensuring that no Person who owns a controlling interest in or otherwise controls JV is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a Person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(j) Indemnification.  JV shall indemnify (on an after-tax basis) and defend Agent, Lenders, their respective successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, any Environmental Claim or Environmental Loss), and related attorneys’ fees of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral (other than such as may result from the gross negligence or willful misconduct of Agent, Lender, their respective successors and assigns, and their respective directors, officers and employees). The obligations of JV under this Section shall survive the expiration of the term of this Agreement.

(k) Compliance with Governmental Requirements. JV shall comply in all material respects with all applicable Governmental Requirements and provide evidence thereof to Agent if requested by Agent.

(l) Environmental.  Except where failure to do so would not reasonably be expected to cause a Material Adverse Effect, JV shall comply in all material respects with all Environmental Laws applicable to it.  JV shall immediately notify Agent and Lenders of any remedial action taken by JV under Environmental Laws with respect to JV’s business operations. Except where failure to do so would not reasonably be expected to cause a Material Adverse Effect, JV shall not use or permit any other party to use any Hazardous Substances at or on any Collateral except such materials as are incidental to the JV’s normal course of business, maintenance and repairs and which are handled in compliance with all applicable Environmental Laws.  Upon the reasonable written request of Agent or Lenders following the occurrence of any event or the discovery of any condition which Agent or Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 2(m) to be untrue in any material respect, furnish or cause to be furnished to Agent or Lenders, at JV’s expense, a report of an environmental assessment of reasonable scope, form and depth by a consultant reasonably acceptable to Agent and Lenders as to the nature and extent of the presence of any Hazardous Substances at or on any Collateral and as to the compliance by JV or any of its Affiliates with Environmental Laws in all material respects at or on such Collateral. If JV fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then Agent or Lenders may arrange for the same, and, without limitation of any other rights afforded Agent hereunder, JV hereby grants to Agent, Lenders and their respective representatives access to such Collateral during normal business hours to reasonably undertake such an assessment upon reasonable prior written notice from Agent. The reasonable cost of any assessment arranged for by Agent or Lenders pursuant to this provision shall be payable by JV on demand and added to the Obligations. JV shall provide Agent, Lenders and their respective agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Substances used, generated, manufactured, stored or disposed of by their business operations relating to the Collateral within ten (10) days of the request therefor.

(m) Inspection of Collateral. Upon reasonable prior written notice from Agent, JV shall allow any representative of Agent and Lenders to visit and inspect the Collateral and maintenance records therefor, at such reasonable times during normal business hours and as often as Agent or Lenders may reasonably request, for purposes of periodic inspection or for purposes of appraisals in accordance with the Loan Agreement.

(n) Existence and Qualification. JV shall preserve and maintain its existence and good standing in each jurisdiction where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(o) Titling and Registration. If any Equipment is added or substituted as Collateral and such Equipment is subject to a certificate of title, JV shall deliver to Agent, promptly following the acquisition of such Equipment, such Title Lien Notification Documentation as reasonably required by Agent, including, if available, physical possession of such Title Lien Notification Documentation.

4. DEFAULT.  A default shall be deemed to have occurred hereunder (“Default”) upon the occurrence of any of the following:

(a) a Default (as such term is defined in the Loan Agreement) under the Loan Agreement;

(b) failure to maintain, use or operate the Collateral in compliance with this Agreement or Applicable Law;

(c) failure to obtain, maintain and comply with all of the insurance coverages required under this Agreement;

(d)   any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Agreement;

(e) an inaccuracy in any representation or breach of warranty by JV (including any false or misleading representation or warranty) in this Agreement, including any omission of any substantial contingent or unliquidated liability or claim against JV;

(f) JV is generally unable to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against JV or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Agreement in any such proceeding;

(g) JV shall (1) enter into any transaction of merger or consolidation (such actions being referred to as an “Event”), unless JV or the Borrower is the surviving entity or the surviving entity is organized and existing under the Laws of the United States or any state, and prior to such Event: (A) such Person executes and delivers to Agent and Lenders (x) an agreement satisfactory to Agent and Lenders containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of JV’s obligations having previously arisen, or then or thereafter arising, under this Agreement, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Agent or Lenders; and (B) Agent and Lenders are satisfied as to the creditworthiness of such Person, and as to such Person’s conformance to the other standard criteria then used by Agent or Lenders when approving transactions similar to the transactions contemplated in this Agreement; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property;

(h) if JV is privately held and effective control of JV’s voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders (unless JV shall have provided thirty (30) days’ prior written notice to Agent and Lenders of the proposed disposition and Agent and Required Lenders shall have consented thereto in writing);

(i) if JV is a publicly held corporation and there is a material change in the ownership of JV’s capital stock, unless Agent and Lenders are satisfied as to the creditworthiness of JV and as to JV’s conformance to the other standard criteria then used by Agent or Lenders for such purpose immediately thereafter;

(j)  breach by JV of Section 3(i) of this Agreement;

(k) any other act, omission or occurrence with respect to JV or the Collateral that will result in a Material Adverse Effect, as reasonably determined by Agent; or

(l) breach by JV of any other covenant, condition or agreement (other than those in items (a)-(k) of this Section 4) under this Agreement that continues for thirty (30) days after Agent’s written notice to JV (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

5. REMEDIES.  Upon the occurrence of a Default hereunder, Agent shall, at the direction of Required Lenders, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter shall, at the direction of the Required Lenders do any one or more of the following, all of which are hereby authorized by JV:

(a) Rights Under UCC.  Subject to the right of JV to redeem the Collateral pursuant to Section 5(f) below, exercise any and all rights and remedies of a secured party under the UCC in effect in any applicable jurisdiction at the date of this Agreement and in addition to those rights, at its sole discretion, may require JVs (at JVs’ sole expense) to forward promptly any or all of the Collateral to Agent at such location as shall reasonably be required by Agent, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Agent to JVs for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(b) Disposition of Collateral.  Subject to the right of JV to redeem the Collateral pursuant to Section 5(f) below, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to JV (the parties agreeing that thirty (30) days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Agent to purchase and apply the proceeds pursuant to Section 1(f) of the Intercreditor Agreement.

(c) Other Rights and Remedies.  Agent may exercise any other right or remedy available to it under this Agreement, the other Loan Documents, or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

(d) No Remedy Exclusive.  No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. JV hereby waives any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Notes.

(e) No Waiver. The failure of Agent to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by JV or its Affiliates shall not constitute a waiver of any such right upon  the continuation or recurrence of any such Default.  Agent may, with the prior written consent of Required Lenders, take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder and without the consent of or notice to the JV.

(f) Right of First Refusal. Prior to the repossession or disposition of any Collateral pursuant to Agent’s rights or remedies, the Agent shall provide JV with thirty (30) days’ prior written notice of its intention to repossess or dispose of such Collateral, and JV shall have the option to pay to Agent for the benefit of Lenders, an amount equal to the lesser of (i) the most recent quarterly or annual appraisal of the Collateral performed in accordance with the Loan Agreement, and (ii) $7,140,000, payable by RHB in the amount of $5,000,000 and MSC in the amount of $2,140,000 (the “Redemption Payment”). If, prior to the expiration of such notice period, JV informs the Agent in writing of its intention to make the Redemption Payment and JV pays the Redemption Payment to Agent in unrestricted cash, then Agent shall cease repossession and disposition actions with respect to such Collateral and release its Lien; provided that if such notice and payment are not received prior to the expiration of the notice period, JV absolutely, unconditionally and forever forfeits and waives its rights pursuant to this Section 5(f).

6.  NOTICES.

(a) All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, or (ii) addressed to such other address as shall be notified in writing to the other parties hereto.

(b) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, and (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission.

(c) Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

7.  AGENT’S RIGHT TO PERFORM FOR JV.

(a) If JV fails to perform or comply with any of its agreements contained herein, Agent shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out of pocket expenses and other reasonable expenses of Agent thereby incurred, together with interest thereon at the Default Rate, shall be due and payable by JV upon demand.

(b) JV hereby appoints Agent as JV’s attorney in fact (which power shall be deemed coupled with an interest) to, upon the occurrence and during the continuation of a Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Agent any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Agent, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required hereby, but only to the extent that the same relates to the Collateral.

8. QUIET ENJOYMENT AND NO LIABILITY. No contractual right of quiet enjoyment is granted by this Agreement, and JV expressly waives any implied or common law right to quiet enjoyment of the Collateral. JV agrees that Agent and Lenders shall be held harmless and not liable for any damages, whether direct, indirect, consequential, foreseeable or unforeseeable related to the JV’s business or operations due to the Agent’s and Lenders’ exercise of their rights and remedies in this Agreement.

9.  SUCCESSORS AND ASSIGNS.

(a) This Agreement shall be binding upon the successors of JV. The rights and obligations of JV under this Agreement may not be assigned or delegated.

(b) This Agreement shall be binding upon and inure to the benefit of, but only to the benefit of, Agent and each Lender and their respective successors and permitted assigns.

10.  CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(b) Jurisdiction. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the State of New York, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

(c) WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH JV, AGENT AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE PROMISSORY NOTES.  JV AUTHORIZES AGENT AND LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. JV FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE PROMISSORY NOTES AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by JV therefrom, shall be effective unless the same shall be in writing and signed by the Agent, Lenders, or Required Lenders, as applicable pursuant to the Loan Agreement.

12.  MISCELLANEOUS.

(a) Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

(b) Survival.  All representations, warranties, and covenants of JV contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full.

(c) Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, JV hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect.

(d) Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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IN WITNESS WHEREOF,  the parties hereto have caused this Agreement  to be duly executed as of the day and year first above written.